                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
October 23, 2003

Contact: John Breed
         Director, Media and Government Relations
         (713) 209-8835


                COOPER INDUSTRIES ACHIEVES 12 PERCENT INCREASE IN
                            THIRD-QUARTER NET INCOME
                 Company reports per-share earnings of 75 cents

         HOUSTON, TX, October 23, 2003 - Cooper Industries, Ltd. (NYSE:CBE) today reported third-quarter net income rose 12 percent to $70.6 million, or $.75 per share (diluted), compared with net income of $63.2 million, or $.68 per share, for the third quarter of 2002. Revenues for the 2003 third quarter increased 5 percent to $1.05 billion, compared with $999.3 million for the same period last year. During the 2003 third quarter, as in the year's previous two quarters, the Company concluded that no income would be recognized from an agreement related to the 1993 initial public offering of a subsidiary. In the 2002 third quarter, pre-tax income from this agreement was approximately $3.0 million. The Company's effective tax rate for the 2003 third quarter was 20.0 percent, compared with 23.7 percent in the 2002 third quarter.

         "We are very encouraged by our third-quarter results," said H. John Riley, Jr., chairman, president and chief executive officer. "Revenues increased nicely, and we continued to achieve solid quarter-over-quarter margin improvement in our Electrical Products segment.

         "In addition, free cash flow for the third quarter was $121.5 million, bringing our year-to-date free cash flow to $211.6 million. Cooper's debt-to-total-capitalization ratio net of cash on September 30, 2003, was 32.0 percent, down from 35.4 percent at the end of the second quarter and 37.3 percent at the end of last year's third quarter.


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Cooper Industries, Ltd.                                                   Page 2


         "Generating internal growth, improving productivity and maximizing cash flow continue to be key areas of focus for the Company, and we are beginning to see very beneficial results from these initiatives," continued Riley. "Our product development programs already are positively impacting revenues in our lighting, wiring device and hand tools businesses, and we anticipate additional product introductions in the coming months. In addition, our Cooper Connection distributor relationship program continues to further strengthen our position in the marketplace. These activities are broadening our customer base, enhancing our strong core businesses and expanding our already-extensive product offerings.

         "Additionally, our focus on low-cost manufacturing is resulting in progressive margin restoration. Our investments in global expansion and leading-edge business systems technology are positioning the Company for sustained market leadership in a highly competitive, challenging environment."

         Earnings per share for the first nine months of 2003 were $2.14, compared with $1.98 for the same period in 2002. Net income for the first nine months of 2003 was $199.6 million, compared with $185.9 million for the first nine months of last year. Included in the 2003 results is $8.6 million or $.09 per share, after tax, for the reversal of an accrual related to the Company's 2001 review of strategic alternatives. Year-to-date 2002 results included approximately $9.0 million in pre-tax income from the agreement related to the 1993 initial public offering of a subsidiary. Revenues for the first nine months of 2003 were $3.02 billion, compared with $2.98 billion for the same period in 2002. The Company's effective tax rate for the first nine months of 2003 was
20.0 percent, excluding the impact of the reversal of the accrual related to the Company's 2001 review of strategic alternatives. The Company's effective tax rate for the first nine months of 2002 was 23.7 percent.

                                 SEGMENT RESULTS

         Third-quarter 2003 revenues from the ELECTRICAL PRODUCTS segment rose 2 percent to $861.2 million, compared with $844.6 million for the same period last year. The effect of foreign exchange increased reported segment revenues by approximately 1 percent.


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Cooper Industries, Ltd.                                                   Page 3


         Revenues improved in all the Company's Electrical Products businesses except the support systems business, which continues to be pressured by weak non-residential construction and telecommunications markets. Modest improvement in industrial and electronics activity positively impacted revenues in the hazardous-duty, circuit protection and wiring devices businesses. The Company's lighting business also benefited from an increase in orders from residential construction markets; however, this was somewhat offset by lower retail sales reflecting selected inventory adjustments throughout the channel. Revenues in the Company's power transmission and distribution equipment business were up modestly during the quarter, the result of increased international sales. Absent foreign exchange, the Company's European lighting and security business reported slightly lower revenues compared to the prior-year period.

         Third-quarter 2003 operating earnings in the Electrical Products segment were $115.2 million, compared with $104.8 million for the same period last year. Third-quarter 2003 segment operating margins were 13.4 percent, compared with 12.4 percent for the 2002 third quarter.

         Year-to-date 2003 revenues for the Electrical Products segment were $2.50 billion, compared with $2.51 billion for the same period in 2002. Operating earnings for the segment for the first nine months of 2003 were $324.7 million, compared with $304.5 million for the same period last year.

         Third-quarter 2003 revenues in the TOOLS & HARDWARE segment were $187.5 million, up 21 percent compared with $154.7 million for the third quarter 2002. Revenues of power tools were positively impacted by international shipments of large assembly equipment systems; however, demand in North American automotive and aerospace markets remained weak. Hand tool revenues increased, reflecting sales of recently introduced new products and improved sales to the retail channel. Currency translation increased third-quarter 2003 Tools & Hardware segment revenues by approximately 5 percent.

         Tools & Hardware segment operating earnings for the 2003 third quarter were $9.0 million, compared with $7.4 million for the same period last year. Operating margins in the segment were 4.8 percent in the 2003 third quarter, the same as 2002 third-quarter operating margins.

         Revenues during the first nine months of 2003 in the Tools & Hardware segment were $513.0 million, compared with $468.1 million during the first nine months of 2002. Operating earnings in the segment in the first nine months of 2003 were $22.5 million, compared with $16.7 million for the first nine months of last year.


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Cooper Industries, Ltd.                                                   Page 4


                                     OUTLOOK

         "Despite uncertain market conditions, we anticipate generating fourth-quarter 2003 earnings in the range of $.75 to $.77 per share, significantly improved from the $.62 per share we earned in the fourth quarter of 2002, excluding the restructuring charge," said Riley. "While we expect to see the normal quarter-over-quarter decline in this year's fourth-quarter revenues, our internal growth and profitability improvement initiatives should allow us to continue to report improved results for this period. Furthermore, we now expect that our free cash flow will comfortably exceed $300 million for the year. More important, we expect to enter 2004 with continued positive momentum."

         Cooper Industries, Ltd., with 2002 revenues of $4.0 billion, is a global manufacturer of electrical products and tools and hardware. Incorporated in Bermuda, the Company's administrative headquarters are in Houston, Texas. Cooper has more than 29,000 employees serving more than 100 locations around the world, and sells products to customers in more than 50 countries. For more information, visit the Company's Internet site, www.cooperindustries.com.

         Comparisons of 2003 and 2002 third-quarter and year-to-date results appear on the pages which follow.

         Statements in this news release are forward-looking under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the Company's earnings outlook and cash flows. These statements are subject to various risks and uncertainties, many of which are outside the control of the Company, and actual results may differ materially from anticipated results. Important factors which may affect the actual results include, but are not limited to: 1) competitive pressures and future global economic conditions, including the level of market demand for the Company's products; 2) the rate at which benefits are realized from cost-reduction programs recently completed, currently under way or to be initiated in the near future; 3) changes in the tax laws, tax treaties or tax regulations; 4) the timing and amount of share repurchases by the Company; 5) the resolution of potential liability exposure resulting from Federal-Mogul Corporation's bankruptcy filing; and 6) the timing and amount of income, if any, to be recognized from the agreement related to the 1993 initial public offering of a subsidiary.


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Cooper Industries, Ltd.                                                   Page 5


         Further information regarding these and other risk factors is set forth in Cooper's filings with the Securities and Exchange Commission, including Cooper's Annual Report on Form 10-K.

         Cooper also will hold a conference call at 12:00 p.m. (Eastern) today to provide shareholders and other interested parties an overview of the Company's third-quarter financial performance. Those interested in hearing the conference call may listen via telephone by dialing (800) 706-6239, or over the Internet through the Investor Center section of the Company's Internet site. International callers should dial (706) 679-0660. No confirmation or pass code will be needed for the live briefing by telephone. Cooper suggests that listeners using the Internet option should access the Company's Internet site well in advance of the webcast to download and install any necessary audio software.

         A replay briefing will be available by telephone until 11:00 p.m. (Eastern) on October 29, 2003, and over the Internet through November 5, 2003. The telephone number to access the replay is (800) 642-1687, and the access code number is 3114347. International callers should dial (706) 645-9291, and use the same access code to hear the replay.

         The call may include non-GAAP financial measures. Cooper will post a reconciliation of those measures to the most directly comparable GAAP measures in the Investor Center section of the Company's Internet site under the heading "Management Presentations."


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

                       CONSOLIDATED RESULTS OF OPERATIONS


                                                  Quarter Ended Sept. 30,
                                          -------------------------------------
                                               2003                   2002
                                          ---------------       ---------------
                                              (in millions where applicable)
Revenues                                  $       1,048.7       $         999.3

Cost of sales                                       744.8                 710.3
Selling and administrative expenses                 197.3                 186.5
                                          ---------------       ---------------
Operating Earnings                                  106.6                 102.5

Interest expense                                     18.3                  19.6
                                          ---------------       ---------------

     Income Before Income Taxes                      88.3                  82.9
Income taxes                                         17.7                  19.7
                                          ---------------       ---------------
     Net Income                           $          70.6       $          63.2
                                          ===============       ===============

Net Income Per Common Share:
     Basic                                $           .76       $           .68
                                          ===============       ===============
     Diluted                              $           .75       $           .68
                                          ===============       ===============

Shares Utilized in Computation
     of Income Per Common Share:
         Basic                                     92.7 MILLION        93.0 million
         Diluted                                   94.1 MILLION        93.2 million


                             PERCENTAGE OF REVENUES


                                             Quarter Ended Sept. 30,
                                          ----------------------------
                                             2003              2002
                                          ----------        ----------
Revenues                                       100.0%            100.0%
Cost of sales                                   71.0%             71.1%
Selling and administrative expenses             18.8%             18.7%
Operating earnings                              10.2%             10.3%
Income Before Income Taxes                       8.4%              8.3%
Net Income                                       6.7%              6.3%


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                                       6

            ADDITIONAL INFORMATION FOR THE QUARTER ENDED SEPTEMBER 30

                               SEGMENT INFORMATION


                                    Quarter Ended Sept. 30,
                                  ---------------------------
                                     2003             2002
                                  ----------       ----------
                                         (in millions)
Revenues:
     Electrical Products          $    861.2       $    844.6
     Tools & Hardware                  187.5            154.7
                                  ----------       ----------
         Total                    $  1,048.7       $    999.3
                                  ==========       ==========

Segment Operating Earnings:
     Electrical Products          $    115.2       $    104.8
     Tools & Hardware                    9.0              7.4
                                  ----------       ----------
         Total                         124.2            112.2

General Corporate expense               17.6              9.7
Interest expense                        18.3             19.6
                                  ----------       ----------
Income Before Income Taxes        $     88.3       $     82.9
                                  ==========       ==========


                                  Quarter Ended Sept. 30,
                               ----------------------------
                                  2003              2002
                               ----------        ----------
Return on Sales:
     Electrical Products             13.4%             12.4%
     Tools & Hardware                 4.8%              4.8%
         Total Segments              11.8%             11.2%


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                                       7

                       CONSOLIDATED RESULTS OF OPERATIONS


                                               Nine Months Ended
                                                   Sept. 30,
                                          ----------------------------
                                             2003              2002
                                          ----------        ----------
                                         (in millions where applicable)
Revenues                                  $  3,017.4        $  2,975.5

Cost of sales                                2,136.2           2,128.3
Selling and administrative expenses            584.5             549.5
Restructuring                                  (14.3)               --
                                          ----------        ----------
Operating Earnings                             311.0             297.7

Interest expense                                57.9              53.9
                                          ----------        ----------

     Income Before Income Taxes                253.1             243.8
Income taxes                                    53.5              57.9
                                          ----------        ----------
     Net Income                           $    199.6        $    185.9
                                          ==========        ==========

Net Income Per Common Share:
     Basic                                $     2.16        $     1.99
                                          ==========        ==========
     Diluted                              $     2.14        $     1.98
                                          ==========        ==========

Shares Utilized in Computation
     of Income Per Common Share:
         Basic                            92.3 MILLION      93.4 million
         Diluted                          93.1 MILLION      94.1 million


                                                     PERCENTAGE OF REVENUES


                                           Nine Months Ended Sept. 30,
                                          ----------------------------
                                             2003              2002
                                          ----------        ----------
Revenues                                       100.0%            100.0%
Cost of sales                                   70.8%             71.5%
Selling and administrative expenses             19.4%             18.5%
Operating earnings                              10.3%             10.0%
Income Before Income Taxes                       8.4%              8.2%
Net Income                                       6.6%              6.2%


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                                       8

          ADDITIONAL INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30

                               SEGMENT INFORMATION


                                        Nine Months Ended
                                            Sept. 30,
                                  ----------------------------
                                     2003              2002
                                  ----------        ----------
                                         (in millions)
Revenues:
     Electrical Products          $  2,504.4        $  2,507.4
     Tools & Hardware                  513.0             468.1
                                  ----------        ----------
         Total                    $  3,017.4        $  2,975.5
                                  ==========        ==========

Segment Operating Earnings:
     Electrical Products          $    324.7        $    304.5
     Tools & Hardware                   22.5              16.7
                                  ----------        ----------
         Total                         347.2             321.2

General Corporate expense               50.5              23.5
Restructuring                          (14.3)               --
Interest expense                        57.9              53.9
                                  ----------        ----------
Income Before Income Taxes        $    253.1        $    243.8
                                  ==========        ==========


                                    Nine Months Ended
                                        Sept. 30,
                               ----------------------------
                                  2003              2002
                               ----------        ----------
Return on Sales:
     Electrical Products             13.0%             12.1%
     Tools & Hardware                 4.4%              3.6%
         Total Segments              11.5%             10.8%


                NET INCOME AND EARNINGS PER SHARE RECONCILIATION


                                                                           Net Income Per
                                          Net Income                    Diluted Common Share
                                  ---------------------------       ---------------------------
                                     2003             2002             2003             2002
                                  ----------       ----------       ----------       ----------
                                                  (in millions where applicable)
Income before restructuring       $    191.0       $    185.9       $     2.05       $     1.98
Restructuring                            8.6               --              .09               --
                                  ----------       ----------       ----------       ----------

Net Income                        $    199.6       $    185.9       $     2.14       $     1.98
                                  ==========       ==========       ==========       ==========


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                                       9

                           CONSOLIDATED BALANCE SHEETS

                                  (PRELIMINARY)


                                                                    Sept. 30,         Dec. 31,
                                                                   ----------        ----------
                                                                      2003              2002
                                                                   ----------        ----------
                                                                          (in millions)
ASSETS

Cash and cash equivalents                                          $    293.9        $    302.0
Receivables                                                             805.7             706.7
Inventories                                                             568.3             580.5
Deferred income taxes and other assets                                  119.5              99.8
                                                                   ----------        ----------
     Total current assets                                             1,787.4           1,689.0
                                                                   ----------        ----------
Property, plant and equipment, less accumulated depreciation            716.3             750.2
Goodwill                                                              2,022.4           1,996.2
Deferred income taxes and other noncurrent assets                       211.1             252.5
                                                                   ----------        ----------
     Total assets                                                  $  4,737.2        $  4,687.9
                                                                   ==========        ==========

LIABILITIES AND SHAREHOLDERS' EQUITY

Short-term debt                                                    $      8.0        $      4.1
Accounts payable                                                        328.4             312.2
Accrued liabilities                                                     430.9             489.4
Current maturities of long-term debt                                      0.5             153.8
                                                                   ----------        ----------
     Total current liabilities                                          767.8             959.5
                                                                   ----------        ----------
Long-term debt                                                        1,308.4           1,280.7
Postretirement benefits other than pensions                             183.3             189.1
Other long-term liabilities                                             303.3             256.2
                                                                   ----------        ----------
     Total liabilities                                                2,562.8           2,685.5
                                                                   ----------        ----------
Common stock                                                              0.9               0.9
Capital in excess of par value                                          482.0             422.7
Retained earnings                                                     1,846.7           1,744.2
Accumulated other nonowner changes in equity                           (155.2)           (165.4)
                                                                   ----------        ----------
     Total shareholders' equity                                       2,174.4           2,002.4
                                                                   ----------        ----------
     Total liabilities and shareholders' equity                    $  4,737.2        $  4,687.9
                                                                   ==========        ==========


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                                       10

                     RATIOS OF DEBT-TO-TOTAL CAPITALIZATION
                      AND NET DEBT-TO-TOTAL CAPITALIZATION
                                  (PRELIMINARY)


                                                 SEPTEMBER 30            December 31
                                               ---------------         ---------------
                                                    2003                     2002
                                               ---------------         ---------------
                                                   (in millions where applicable)
Short-term debt                                $           8.0         $           4.1
Current maturities of long-term debt                       0.5                   153.8
Long-term debt                                         1,308.4                 1,280.7
                                               ---------------         ---------------
Total debt                                             1,316.9                 1,438.6
Total shareholders' equity                             2,174.4                 2,002.4
                                               ---------------         ---------------
Total capitalization                           $       3,491.3         $       3,441.0
                                               ===============         ===============

Total debt-to-total-capitalization ratio                  37.7%                   41.8%

Total debt                                     $       1,316.9         $       1,438.6
Less cash and cash equivalents                          (293.9)                 (302.0)
                                               ---------------         ---------------
Net debt                                       $       1,023.0         $       1,136.6
                                               ===============         ===============
Total capitalization                           $       3,491.3         $       3,441.0
Less cash and cash equivalents                          (293.9)                 (302.0)
                                               ---------------         ---------------
Total capitalization net of cash               $       3,197.4         $       3,139.0
                                               ===============         ===============

Net debt-to-total-capitalization ratio                    32.0%                   36.2%


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

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (PRELIMINARY)


                                                                                     Nine Months Ended
                                                                                         Sept. 30,
                                                                                ----------------------------
                                                                                   2003              2002
                                                                                ----------        ----------
                                                                                       (in millions)
Cash flows from operating activities:
   Net income                                                                   $    199.6        $    185.9
   Adjustments to reconcile to net cash provided by Operating activities:
     Depreciation and amortization                                                    91.6              91.7
     Deferred income taxes                                                            61.6              (2.2)
     Restructuring charge payments                                                   (15.0)            (20.4)
     Changes in assets and liabilities: (1)
       Receivables                                                                   (81.2)             (0.3)
       Inventories                                                                    23.4              63.5
       Accounts payable and accrued liabilities                                      (25.6)            (56.1)
       Other assets and liabilities, net                                               1.2              42.9
                                                                                ----------        ----------
         Net cash provided by operating activities                                   255.6             305.0
                                                                                ----------        ----------
Cash flow from investing activities
   Capital expenditures                                                              (53.9)            (43.1)
   Cash paid for acquired businesses                                                    --              (1.1)
   Proceeds from sales of property, plant and equipment and other                      9.9               5.1
                                                                                ----------        ----------
         Net cash used in investing activities                                       (44.0)            (39.1)
                                                                                ----------        ----------
Cash flows from financing activities
   Proceeds from issuances of debt                                                     4.3             333.3
   Repayments of debt                                                               (170.8)           (396.6)
   Debt issuance costs                                                                  --              (2.1)
   Dividends                                                                         (97.1)            (97.5)
   Acquisition of treasury shares                                                       --             (37.9)
   Subsidiary purchase of parent shares                                               (5.4)            (35.4)
   Activity under employee stock plans and other                                      41.4               2.7
                                                                                ----------        ----------
       Net cash used in financing activities                                        (227.6)           (233.5)
                                                                                ----------        ----------
Effect of exchange-rate changes on cash and cash equivalents                           7.9              (0.3)
                                                                                ----------        ----------
Increase (decrease) in cash and cash equivalents                                      (8.1)             32.1
Cash and cash equivalents, beginning of period                                       302.0              11.5
                                                                                ----------        ----------
Cash and cash equivalents, end of period                                        $    293.9        $     43.6
                                                                                ==========        ==========

     1) Net of the effects of translation

                                           FREE CASH FLOW RECONCILIATION

Net cash provided by operating activities                                       $    255.6        $    305.0

Less capital expenditures                                                            (53.9)            (43.1)
Add proceeds from sales of property, plant
   and equipment and other                                                             9.9               5.1
                                                                                ----------        ----------
Free cash flow                                                                  $    211.6        $    267.0
                                                                                ==========        ==========


                                                # # #


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